Exhibit 99.1

AGILYSYS FISCAL 2020 THIRD QUARTER REVENUE RISES 16.6% TO RECORD $42.0 MILLION

Seventh Consecutive Quarter of Record Revenue Includes Record Recurring Revenue of $21.0 Million, Inclusive of 28% Growth in Subscription Revenue

Raises Fiscal 2020 Revenue Guidance to an Expectation of Approximately 16% Year-Over-Year Growth

Alpharetta, GA – January 28, 2020 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2020 third quarter ended December 31, 2019.

Summary of Fiscal 2020 Third Quarter Financial Results

•	Total net revenue increased 16.6% to a record $42.0 million, compared to total net revenue of $36.0 million in the comparable prior-year period.
•

Recurring revenues (which are comprised of support, maintenance and subscription services) were a record $21.0 million, or 49.9% of total net revenue, compared to $19.3 million, or 53.7% of total net revenue, for the same period in fiscal 2019. Subscription revenues increased 28% year over year and comprised 37.7% of total recurring revenues, compared to 32.0% of total recurring revenues in the third quarter of fiscal 2019.

•	Gross margin was 50.2% in the fiscal 2020 third quarter, compared to 51.8% in the comparable prior-year period.
•	Net loss in the fiscal 2020 third quarter was $(2.6) million, or $(0.11) per diluted share, compared to a net loss of $(4.0) million, or $(0.18) per diluted share, in the comparable prior-year period.
•	Adjusted EBITDA (non-GAAP) was $3.2 million, compared to $2.1 million in the comparable prior-year period (see reconciliation below).
•	Free cash flow (non-GAAP) in the fiscal 2020 third quarter was $3.0 million, compared to free cash flow of $4.2 million in the fiscal 2019 third quarter (see reconciliation below).

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased to announce yet another solid revenue growth and profitability improvement quarter. Quarterly revenue of $42.0 million represents our sixth consecutive quarter of double-digit year over year quarterly revenue growth and the seventh consecutive record revenue quarter. Recurring revenue for the quarter reached a record $21.0 million, including a 28% year over year increase in subscription revenue.

“This was also one of our best quarters in terms of selling success. The last five quarters have been five of our six most successful selling quarters. The fact this was our best ever services revenue quarter is a good indication of how busy we were and continue to be with software implementations all over the world. Our continuing good selling momentum coupled with the shifting customer preference for subscription-based arrangements drove our significant year over year growth in subscription revenue.

“Our R&D resource strength continues to grow in a cost-effective manner. We continue to execute well and innovate at an increasing pace across all our product sets allowing us to stay ahead of ever-changing customer demands. Our customer centric work culture and passionate focus on the hospitality software solutions space continue to evolve well. All things considered, we like our current business momentum and strengthening competitive advantage. We are well poised to continue growing shareholder value.”

Raises Fiscal 2020 Revenue Outlook

Agilysys today raised its forecast for fiscal 2020 full year revenue growth as the Company now expects an approximate 16% year-over-year increase compared to fiscal 2019 revenue of approximately $141 million. The Company’s prior expectation was for an approximate 14% year-over-year increase. The Company reiterated its forecast for an approximate 25% improvement in Adjusted EBITDA (non-GAAP measure) in fiscal 2020, compared to fiscal 2019 Adjusted EBITDA of approximately $10 million. Agilysys also continues to expect fiscal 2020 free cash flow will be significantly more than the $1.7 million of free cash flow generated in fiscal 2019.

Tony Pritchett, Chief Financial Officer, commented, “We are pleased with our continued business momentum, including the strong financial results in the third fiscal quarter of 2020. Our customers continue to place a lot of trust in our ability to deliver reliable and innovative products as evidenced by another record revenue quarter. All three of our reported revenue categories were a record in the third quarter and on a year to date basis, demonstrating the consistency of our revenue growth. We remain committed to our customers and to delivering profitable revenue growth which continues to reflect in our results, including strong Adjusted EBITDA and free cash flows for the quarter and year to date periods. We provided for a slight upward revision to our forecast for full year revenue growth, which we now expect to further improve to 16%. We continue to push the Company forward and are confident about our future.”

2020 Third Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, January 28, 2020, at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 9998734. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our guidance relating to revenue, Adjusted EBITDA and free cash flow, and statements we make regarding recurring revenue and subscription revenue growth, continuing business momentum and improvements in financial results and shareholder value.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our ability to achieve operational efficiencies and meet customer demand for products and services and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, Adjusted EBITDA less capitalized software development costs, Adjusted Earnings from Operations, product development plus capitalized software development costs, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the company’s ongoing operations.

The Company has also included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, restructuring, severance and other charges, legal settlements, net of the related income tax effect of these items, if applicable and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys has been a leader in hospitality software for more than 40 years, delivering innovative guest-centric technology solutions for casinos, hotels, resorts, cruise ships, managed foodservice providers, stadiums and arenas. Agilysys offers the most comprehensive software solutions in the industry, including point-of-sale (POS), property management (PMS), inventory and procurement, payment solutions, and related hospitality applications, to manage the entire guest journey. Agilysys is known for its leadership in hospitality, its broad product offerings and its customer-centric service. Some of the largest hospitality companies around the world use Agilysys solutions to help improve guest loyalty, generate more revenue and increase operational efficiencies. Agilysys operates across North America, Europe, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Dave Wood

VP, Corporate Strategy and Investor Relations

Agilysys, Inc.

770-810-7920 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net revenue:
Products	$12,126	$10,232	$34,868	$28,081
Support, maintenance and subscription services	20,965	19,345	61,377	56,130
Professional services	8,896	6,437	24,854	20,013
Total net revenue	41,987	36,014	121,099	104,224
Cost of goods sold:
Products (inclusive of developed technology amortization)	9,639	8,371	28,056	23,204
Support, maintenance and subscription services	4,841	3,909	13,676	11,960
Professional services	6,443	5,087	18,071	14,775
Total cost of goods sold	20,923	17,367	59,803	49,939
Gross profit	21,064	18,647	61,296	54,285
Gross profit margin	50.2%	51.8%	50.6%	52.1%
Operating expenses:
Product development	11,285	10,059	32,127	27,299
Sales and marketing	4,918	5,217	14,307	14,363
General and administrative	6,084	5,865	17,998	17,047
Depreciation of fixed assets	854	651	1,774	1,933
Amortization of intangibles	608	675	1,900	1,892
Restructuring, severance and other charges	11	58	438	948
Legal settlements, net	-	-	(125)	126
Total operating expense	23,760	22,525	68,419	63,608
Operating loss	(2,696)	(3,878)	(7,123)	(9,323)
Other (income) expense:
Interest income	(92)	(83)	(287)	(235)
Interest expense	25	3	28	8
Other (income) expense, net	(142)	68	50	293
Loss before taxes	(2,487)	(3,866)	(6,914)	(9,389)
Income tax expense	95	182	161	186
Net loss	$(2,582)	$(4,048)	$(7,075)	$(9,575)

Weighted average shares outstanding	23,240	23,048	23,230	23,030
Loss per share - basic and diluted:
Loss per share	$(0.11)	$(0.18)	$(0.30)	$(0.42)

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share data)	December 31,	March 31,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$41,905	$40,771
Accounts receivable, net of allowance for doubtful accounts of $593 and $788, respectively	29,794	27,000
Contract assets	3,962	2,921
Inventories	1,856	2,044
Prepaid expenses and other current assets	6,796	6,272
Total current assets	84,313	79,008
Property and equipment, net	14,849	15,838
Operating lease right-of-use assets	12,044	—
Goodwill	19,622	19,622
Intangible assets, net	8,404	8,438
Software development costs, net	25,135	34,567
Deferred income taxes, non-current	753	443
Other non-current assets	6,708	5,675
Total assets	$171,828	$163,591
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,454	$4,718
Contract liabilities	35,374	38,669
Accrued liabilities	12,482	14,718
Operating lease liabilities, current	4,235	—
Finance lease obligations, current	24	22
Total current liabilities	62,569	58,127
Deferred income taxes, non-current	875	861
Operating lease liabilities, non-current	9,800	—
Finance lease obligations, non-current	31	35
Other non-current liabilities	1,617	3,946
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,656,891 and 23,501,450 shares outstanding at December 31, 2019 and March 31, 2019, respectively	9,482	9,482
Treasury shares, 7,949,940 and 8,105,381 at December 31, 2019 and March 31, 2019, respectively	(2,387)	(2,433)
Capital in excess of stated value	4,094	781
Retained earnings	85,976	93,051
Accumulated other comprehensive loss	(229)	(259)
Total shareholders' equity	96,936	100,622
Total liabilities and shareholders' equity	$171,828	$163,591

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
(In thousands)	December 31,
	2019	2018
Operating activities
Net loss	$(7,075)	$(9,575)
Adjustments to reconcile net loss to net cash provided by operating activities
Net restructuring, severance and other charges	40	(268)
Net legal settlements	(15)	-
Loss on disposal of property & equipment	(5)	-
Depreciation	1,774	1,933
Amortization of intangibles	1,900	1,892
Amortization of developed technology	9,432	9,357
Deferred income taxes	(313)	44
Share-based compensation	3,156	2,956
Change in cash surrender value of company owned life insurance policies	11	12
Changes in operating assets and liabilities	(3,632)	(4,632)
Net cash provided by operating activities	5,273	1,719
Investing activities
Capital expenditures	(3,009)	(1,610)
Capitalized software development costs	—	(2,189)
Investments in corporate-owned life insurance policies	(26)	(27)
Net cash used in investing activities	(3,035)	(3,826)
Financing activities
Repurchase of common shares to satisfy employee tax withholding	(1,053)	(612)
Principal payments under long-term obligations	(18)	(90)
Net cash used in financing activities	(1,071)	(702)
Effect of exchange rate changes on cash	(33)	(139)
Net increase (decrease) in cash and cash equivalents	1,134	(2,948)
Cash and cash equivalents at beginning of period	40,771	39,943
Cash and cash equivalents at end of period	$41,905	$36,995

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:
Accrued capital expenditures	$48	$31

AGILYSYS, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EARNINGS FROM OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(In thousands)	December 31,		December 31,
	2019	2018	2019	2018
Net loss	$(2,582)	$(4,048)	$(7,075)	$(9,575)
Income tax expense	95	182	161	186
Loss before taxes	(2,487)	(3,866)	(6,914)	(9,389)
Depreciation of fixed assets	854	651	1,774	1,933
Amortization of intangibles	608	675	1,900	1,892
Amortization of developed technology	3,129	3,347	9,432	9,357
Interest (income), net	(67)	(80)	(259)	(227)
EBITDA (a)	2,037	727	5,933	3,566
Share-based compensation	1,329	1,282	3,156	2,956
Restructuring, severance and other charges	11	58	438	948
Other non-operating (income) expense	(142)	68	50	293
Legal settlements, net	—	—	(125)	126
Adjusted EBITDA (b)	3,235	2,135	9,452	7,889
Capitalized software development costs	—	—	—	(2,189)
Adjusted EBITDA less capitalized software development costs (c)	3,235	2,135	9,452	5,700
Capital expenditures	(1,069)	(277)	(3,009)	(1,610)
Adjusted Earnings from Operations (d)	$2,166	$1,858	$6,443	$4,090

Product development (operating expenses)	$11,285	$10,059	$32,127	$27,299
Capitalized software development costs	—	—	—	2,189
Product development plus capitalized software development costs (e)	$11,285	$10,059	$32,127	$29,488

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest expense, depreciation and amortization

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as income before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) restructuring, severance, and other charges, iii) asset write-offs and other fair value adjustments, iv) share-based compensation, and v) other non-operating (income) expense

(c) Adjusted EBITDA less capitalized software development costs, a non-GAAP financial measure, is defined as Adjusted EBITDA, less capitalized software development costs

(d) Adjusted Earnings from Operations, a non-GAAP financial measure, is defined as Adjusted EBITDA less capitalized software development costs, less capital expenditures

(e) Product development plus capitalized software development costs, a non-GAAP financial measure, is defined as total product development costs plus capitalized software development costs

AGILYSYS, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	December 31,		December 31,
	2019	2018	2019	2018
Net loss	$(2,582)	$(4,048)	$(7,075)	$(9,575)
Amortization of intangibles	608	675	1,900	1,892
Amortization of developed technology	3,129	3,347	9,432	9,357
Share-based compensation	1,329	1,282	3,156	2,956
Restructuring, severance and other charges	11	58	438	948
Legal settlements, net	-	-	(125)	126
Income tax adjustments	(1,226)	(1,294)	(3,573)	(3,688)
Adjusted net income (a)	$1,269	$20	$4,153	$2,016

Basic weighted average shares outstanding	23,240	23,048	23,230	23,030
Diluted weighted average shares outstanding	23,910	23,508	23,834	23,418

Adjusted basic earnings per share (b)	$0.05	$0.00	$0.18	$0.09
Adjusted diluted earnings per share (b)	$0.05	$0.00	$0.17	$0.09

(a) Adjusted net income, a non-GAAP financial measure, is defined as net income before amortization expense (including amortization of developed technology), share-based compensation, restructuring, severance and other charges, and legal settlements, less the related income tax effect of these adjustments as a 24.14% tax rate, the Company’s current combined federal and state income statutory tax rate.

(b) Adjusted earnings per share, a non-GAAP financial measure, is defined as Adjusted net income divided by basic and diluted weighted average shares outstanding.

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(In thousands)	December 31,		December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$4,039	$4,467	$5,273	$1,719
Capital expenditures	(1,069)	(277)	(3,009)	(1,610)
Capitalized software development costs	—	—	—	(2,189)
Free cash flow (a)	$2,970	$4,190	$2,264	$(2,080)

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by (used in) operating activities, less capital expenditures, less capitalized software development costs